EXHIBIT 5.1

Opinion of Counsel

January 5, 2004

Sunterra Corporation

3865 West Cheyenne Avenue

North Las Vegas, Nevada 89032

Re: Registration Statement on Form S-3.

Ladies and Gentlemen:

I am the Vice President, General Counsel and Secretary of Sunterra Corporation, a Maryland corporation (the “Company”). I am issuing this opinion in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”) relating to the offering from time to time, in one or more offerings, by certain of the Company’s stockholders under Rule 415 of the General Rules and Regulations of the SEC promulgated under the Act, of an aggregate of 1,748,814 shares of the Company’s Common Stock, par value $.01 per share (the “Shares”).

In my capacity as counsel to the Company, I have examined such corporate proceedings, documents, records and matters of law as I have deemed necessary to enable me to render this opinion.

For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity of the originals of all documents submitted to me as copies. I have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, I have relied upon the statements and representations of officers and other representatives of the Company.

My opinion expressed below is subject to the qualifications that I express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the Maryland General Corporation Law.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, I hereby advise you that in my opinion, the Shares have been duly authorized by all necessary corporate action on the part of the Company and have been, or will when issued be, validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the use of my name under the heading “Legal Matters” in the prospectus which is part of the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

I do not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the Maryland General Corporation Law be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Frederick C. Bauman

Frederick C. Bauman

Vice President, General Counsel and Secretary